UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2005

ChoicePoint Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13069	58-2309650

(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1000 Alderman Drive
Alpharetta, Georgia	30005

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (770) 752-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

     On September 27, 2004, we found evidence of suspicious activity by a few of our small business customers in the Los Angeles area. We notified law enforcement authorities in Los Angeles, and they commenced an investigation. These customers opened ChoicePoint accounts by using stolen identities and altered documents. These small business customers were able to access information products containing primarily the following:

•	consumer names, current addresses and former addresses,

•	social security numbers,

•	driver’s license numbers,

•	other public record information, including, but not limited to, bankruptcies, liens and judgments, professional licenses, and real property data, and

•	in certain cases, credit reports.

     We understand that a Nigerian citizen pled no contest in California state court in connection with this Los Angeles incident and was sentenced to 16 months in prison. We further understand that law enforcement’s investigation of the matter is ongoing.

     Our customer procedures include credentialing customers prior to granting them access to information products. In addition, in our public records group, we perform random audits of previously credentialed customers to assess the propriety of their use of our information products. In the past, we have suspended or terminated access to our information products when account activity seems inconsistent with contract expectations and/or when customer audit efforts fail to resolve our concerns regarding account usage or permissible purpose.

     As we did in the recent Los Angeles incident, we have worked with law enforcement on other occasions of suspicious activity related to customer use of our information products. There have been other instances in which we have received subpoenas and other inquiries from law enforcement regarding activities of our customers, which sometimes related to potentially improper use of our information products. In some cases, we were not provided either the purpose or conclusions of these investigations. We are aware of a limited number of past instances that resulted in criminal convictions of certain former customers for activities involving improper use of our information products.

     Based on information currently available, we estimate that approximately 145,000 consumers from 50 states and other territories may have had their personal information improperly accessed as a result of the recent Los Angeles incident and certain other instances of unauthorized access to our information products. Approximately 35,000 of these consumers are California residents, and approximately 110,000 are residents of other states. These numbers were determined by conducting searches of our databases that matched searches conducted by customers who we believe may have had unauthorized access to our information products on or after July 1, 2003, the effective date of the California notification law. Because our databases are constantly updated, our search results will never be identical to the search results of these customers.

     The California notification law requires us to notify consumers of unauthorized acquisition of personal information, including first name or first initial and last name combined with social security number, driver’s license number or similar unique personal identifiers. We have completed mailing notices to approximately 145,000 consumers in all 50 states. Substantially all of these notices were sent to consumers who may have been affected as a result of the recent Los Angeles incident. We used the criteria set forth in the California notification law to determine who to notify in each of the states. The California notification law permits alternative methods for notifying consumers when the notice provider does not have sufficient contact information. We will use this alternative method of notice, including posting a notice on our website at www.choicepoint.com.

     Our review of the recent Los Angeles and other similar incidents is ongoing, and the number of potentially affected consumers may increase. However, we currently do not anticipate a significant increase to our estimate of the number of potentially affected consumers. We intend to provide notice to any additional affected consumers who are identified through our continuing review.

     Absent specific notification from law enforcement personnel, affected consumers or others, we cannot determine whether a particular consumer is a victim of identity theft. Accordingly, we do not know how many of these consumers may be actual victims of identity theft. Law enforcement officials have informed us that they have identified approximately 750 consumers nationwide where some attempt was made to compromise their identity.

     We are taking a variety of steps to assist the potentially affected consumers that we have identified to date. In addition to the above-mentioned notices, we have purchased 3-bureau credit reports and a one year credit monitoring service for each of these individuals. We have established a toll-free number for consumers receiving a notice from us. We also have urged potentially affected consumers to check their credit reports for suspicious activity.

Regulatory and Legislative Matters and Legal Proceedings

     We have received a variety of inquiries and requests from state Attorneys General as a result of the recent Los Angeles incident. Generally, these state Attorneys General are requiring that all affected individuals in each of their respective states receive appropriate notice. We have mailed notices to the approximately 145,000 affected consumers identified to date. In addition, certain state Attorneys General have requested, including by use of subpoena, information and documents to determine whether we have violated certain applicable state laws regarding consumer protection and related matters. We intend to cooperate with the state Attorneys General in connection with these inquiries.

     We have received notice from the Securities and Exchange Commission (SEC) that the SEC is conducting an informal inquiry into the circumstances surrounding any possible recent identity theft, recent trading in ChoicePoint stock by our Chief Executive Officer and Chief Operating Officer and related matters. We intend to cooperate and to provide requested information and documents to the SEC.

     In addition, the Federal Trade Commission (FTC) is conducting an inquiry into our compliance with federal laws governing consumer information security and related issues. In particular, the FTC has asked for information and documents regarding our customer credentialing process and the recent incident in Los Angeles. We intend to cooperate with the FTC in connection with its inquiry.

     A number of congressional leaders are calling for hearings and proposing legislative responses in light of increasing concerns over identity theft. For example, the U.S. Senate Banking, Housing and Urban Affairs Committee has scheduled a hearing next week to consider recent identity theft concerns. We fully support a continued national discussion of how to ensure that information is used responsibly, that the positive benefits of information use are preserved and that the illegal uses of data are severely punished.

     We are a defendant in a complaint filed on February 18, 2005 in the Superior Court of the State of California, County of Los Angeles. The lawsuit alleges, among other things, violations of California law in connection with the recent fraud incident in Los Angeles. The plaintiff purports to bring the lawsuit on behalf of a class of others similarly situated and seeks injunctive relief and damages in an unspecified amount. We intend to defend the lawsuit vigorously.

     We are also a defendant in a complaint filed on February 22, 2005 in the U.S. District Court for the Central District of California. The lawsuit alleges that the recent incident in Los Angeles violates the federal Fair Credit Reporting Act (FCRA), various California statutes and the privacy rights of the plaintiffs. The plaintiff purports to bring the lawsuit on behalf of a class of affected persons and seeks an injunction to prevent us from disclosing consumer information improperly and to require us to allow the plaintiffs to be excluded from our databases. The suit also seeks damages of up to $1,000 for each violation of the FCRA and unspecified punitive damages. We intend to defend this lawsuit vigorously.

Assessment and Cautionary Statement

     We are announcing today that we are discontinuing the sale of information products that contain sensitive consumer data, including social security numbers, except where there is either a specific consumer driven transaction or benefit or where the products support federal, state or local government and law enforcement purposes. We cannot currently accurately estimate the impact on our operating results and financial condition of the customer fraud, related events and our decision to discontinue certain business lines. We will encounter a decline in our revenue from these customers in our public records business, which we estimate will reduce core revenues for the year ended December 31, 2005 by $15 to $20 million. We will review our various technology investments in this small business segment as well as other related costs incurred in serving this segment. We also will incur incremental expenses as a result of the customer fraud and related events, including approximately $2 million for the 3-bureau reports and monitoring service for affected consumers identified to date. We cannot currently estimate our expenses for additional legal, consulting and other operating items.

     Certain written statements in this Form 8-K constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as “should result,” “are expected to,” “we anticipate,” “we estimate,” “we project,” “we intend,” or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: the results of our ongoing review of the Los Angeles incident and other incidents, the impact of our decision to discontinue certain businesses as described in our press release issued today, the results of our re-credentialing of customer accounts, the results of any litigation or governmental proceedings, demand for our services, product development, our ability to maintain acceptable margins and control costs, the impact of federal, state and local regulatory requirements on our business, including the public records market and privacy matters affecting us and any federal or state legislative responses to identity theft concerns, the impact of competition and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and we undertake no obligation to publicly update these statements based on events that may occur after the date of this document.

Press Release

     On March 4, 2005, we issued a press release relating to certain matters addressed herein. A copy of this press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item 8.01.

Item 9.01       Financial Statements and Exhibits

     (c)       Exhibits

     99.l       Press release issued by ChoicePoint Inc. on March 4, 2005.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2005

CHOICEPOINT INC. (Registrant)
By:	/s/ Derek V. Smith
Derek V. Smith
Chairman and Chief Executive Officer

By:	/s/ Steven W. Surbaugh
Steven W. Surbaugh
Chief Financial Officer